Pangaea Logistics Solutions Ltd. Reports Financial Results for the Second Quarter Ended June 30, 2025
NEWPORT, RI - August 7, 2025 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (Nasdaq: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended June 30, 2025.
SECOND QUARTER 2025 RESULTS

•GAAP net loss attributable to Pangaea of $2.7 million, or $0.04 per share
•Adjusted net loss attributable to Pangaea of $1.4 million, or $0.02 per share
•Adjusted EBITDA of $15.3 million
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $12,108 per day
•Pangaea’s TCE rates exceeded the average Baltic Panamax, Supramax, and Handysize indices by 17%
•Declared quarterly cash dividend of $0.05 per common share and repurchased 202,822 of common stock
•Announced the sale of the 2010 built Strategic Endeavor for $7.7 million in July 2025
•Announced the purchase of the remaining 49% equity ownership of Seamar Management for $2.7 million on July 31, 2025

For the three months ended June 30, 2025, Pangaea reported non-GAAP adjusted net loss of $1.4 million, or $0.02 net loss per share, on total revenue of $156.7 million. Second quarter TCE rates decreased 25% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, increased 51% to 6,222 days. The increase in shipping days relative to the year-ago period was primarily attributable to the acquisition of fifteen handy-sized vessels, which was completed at the end of the fourth quarter of 2024.

The TCE earned was $12,108 per day for the three months ended June 30, 2025, compared to an average of $16,223 per day for the same period in 2024. During the second quarter ended June 30, 2025, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax, Supramax, and Handysize indices by 17%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA decreased by 4.1% to $15.3 million in the second quarter of 2025, compared to the prior-year period. Total Adjusted EBITDA margin was 9.8% during the second quarter of 2025, compared to 12.1% during the prior year period. The decrease in Adjusted EBITDA margin compared to the prior year period is primarily due to a 31.0% decrease in market shipping rates, which was more than offset by the 51% increase in shipping days.

As of June 30, 2025, the Company had $59.3 million in cash and cash equivalents. Total debt, including finance lease obligations was $379.7 million. During the three months ending June 30, 2025, the Company repaid $7.1 million in finance leases, $4.1 million in long term debt, paid $3.2 million in dividends, and repurchased $1.0 million of its common stock.

During the second quarter, the Company entered into an agreement to sell the Strategic Endeavor for $7.7 million. The sale of the vessel was completed on July 21, 2025. Subsequent to the end of the second quarter, the Company purchased the remaining 49% equity ownership of Seamar Management, the Company’s technical management operations subsidiary, for $2.7 million. The Company has also begun the process of financing the Strategic Spirit for $9.0 million payable over 7 years to $1 million at SOFR +1.95%, and the Strategic Vision for $9.0 million payable over 5 years to $3.6 million at SOFR+1.95%. The financings are expected to close in August 2025 and September 2025 respectively.

The Company’s Board of Directors also declared a quarterly cash dividend of $0.05 per common share, payable on September 15, 2025, to all shareholders of record as of September 2, 2025.

MANAGEMENT COMMENTARY

"Our focused execution and flexible business model continued to deliver premium TCE returns during the second quarter," stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. "Even as market rates remained pressured by macroeconomic uncertainty, we leveraged our expanded fleet and differentiated chartered-in strategy to navigate the current environment."

“The global trade environment remains highly dynamic, with uncertainty around tariffs and port fees slowing long-term commitments from shippers," Filanowski added. "The second quarter ended with an uptick of market rates from seasonal demand in South America. As we enter the third quarter and the peak of our arctic trade season, we see some signs of stabilization and increased activity, especially in our panamax and supramax segments. Quarter-to-date in the third quarter, we've executed 3,671 shipping days at an average TCE of $14,272 per day, supported by our niche ice class fleet and seasonal summer arctic trade."

“Going forward, Pangaea is focused on disciplined capital deployment” stated Filanowski. “During the quarter, we repurchased over 200,000 shares under our existing authorization, reflecting our continued focus on returning capital to shareholders. In addition, we began the process of financing two of our vessels and completed the opportunistic sale of Strategic Endeavor, consistent with our fleet renewal efforts. On the growth side, we are beginning installation of equipment at our Redwing Terminal in Tampa (Florida), and in the second half of this year we will be starting new terminal operations in the Ports of Aransas (Texas), Lake Charles (Louisiana), and Pascagoula (Mississippi).”

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets, which drive premium returns measured in time charter equivalent per day.

Leverage integrated shipping and logistics model. In addition to operating the largest high ice class dry bulk fleet of Panamax and post-Panamax vessels globally, Pangaea also performs stevedoring services, together with port and terminal operations capabilities. Following the completion of the SSI acquisition in late 2024, the Company is focused on the integration of the handy sized fleet and leveraging these vessels to compliment and expand its terminal services and stevedoring operations. The Company is steadily advancing its terminal operations expansion at the Port of Tampa, with completion on track for first half 2026.

Continue to drive strong fleet utilization. In the second quarter, Pangaea's owned fleet of 41 vessels was well utilized on average, despite 167 days of off-hire due to dry dockings. The owned vessel fleet was supplemented with an average of 29 chartered-in vessels to support cargo and COA commitments. Through successful integration of the recently acquired fleet of handy-sized vessels, the Company is focused on improving utilization across it’s fleet and continuing to meet the dynamic demands of its customers.

Continue to upgrade fleet, while divesting older, non-core assets. The Company continues to selectively invest in its fleet with the purpose of maximizing TCE rates, meeting evolving regulatory requirements and supporting client cargo needs on an on-demand basis. During the second quarter, the Company entered into an agreement to sell the Strategic Endeavor for $7.7 million. The 2010-built ship was the oldest of the strategic handysize fleet. The vessel was sold and delivered to the buyer on July 21, 2025.

SECOND QUARTER 2025 CONFERENCE CALL

The Company’s management team will host a conference call on Friday, August 8, at 8:00 a.m. ET to discuss the Company’s financial results and recent events. Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/.

To participate in the live teleconference:

Domestic Live: 1-833-316-1983
International Live: 1-785-838-9310
Conference ID: PANLQ225

To listen to a replay of the teleconference, which will be available through August 15, 2025:

Domestic Replay: 1-800-938-1601
International Replay: 1-402-220-1546

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Voyage revenue	$146,268,745	$124,095,728	$255,928,545	$211,386,291
Charter revenue	6,850,141	3,846,797	16,843,140	18,877,824
Terminal & Stevedore Revenue	3,570,556	3,555,327	6,719,643	5,982,290
Total revenue	156,689,442	131,497,852	279,491,328	236,246,405
Expenses:
Voyage expense	77,781,913	61,150,855	138,089,095	98,265,519
Charter hire expense	31,423,415	32,685,075	49,064,085	59,827,925
Vessel operating expense	23,374,879	14,735,927	45,553,141	27,405,184
Terminal & Stevedore Expenses	2,686,320	2,828,398	5,237,661	4,907,585
General and administrative	7,171,840	5,029,696	14,446,333	12,307,699
Depreciation and amortization	10,597,483	7,453,675	20,520,975	14,890,148
Total expenses	153,035,850	123,883,626	272,911,290	217,604,060

Income from operations	3,653,592	7,614,226	6,580,038	18,642,345

Other income (expense):
Interest expense	(6,028,255)	(3,812,783)	(12,174,199)	(7,663,513)
Interest income	291,647	665,362	736,025	1,540,446
Income attributable to Non-controlling interest recorded as long-term liability interest expense	—	119,950	—	(695,152)
Unrealized (loss) gain on derivative instruments, net	(1,300,932)	(927,503)	(1,117,392)	4,156,836
Other income	483,882	334,248	876,788	678,172
Total other expense, net	(6,553,658)	(3,620,726)	(11,678,778)	(1,983,211)

Net (loss) income	(2,900,066)	3,993,500	(5,098,740)	16,659,134
Loss (income) attributable to non-controlling interests	157,950	(310,725)	375,747	(1,302,183)
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(2,742,116)	$3,682,775	$(4,722,993)	$15,356,951

(Loss) earnings per common share:
Basic	$(0.04)	$0.08	$(0.07)	$0.34
Diluted	$(0.04)	$0.08	$(0.07)	$0.33

Weighted average shares used to compute earnings per common share:
Basic	64,042,209	45,276,791	63,988,996	45,245,655
Diluted	64,042,209	46,028,902	63,988,996	45,922,272

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$59,252,910	$86,805,470
Accounts receivable (net of allowance of $6,526,398 and $5,492,901 at June 30, 2025 and December 31, 2024, respectively)	49,325,656	42,370,830
Inventories	38,583,748	32,848,241
Advance hire, prepaid expenses and other current assets	29,300,653	29,969,352
Vessel held for sale	7,545,828	—
Total current assets	184,008,795	191,993,893

Fixed assets, net	694,403,690	707,826,328
Right of use assets, net	27,911,848	28,771,531
Goodwill	3,104,800	3,104,800
Other non-current Assets	6,566,313	4,760,529
Total assets	$915,995,446	$936,457,081

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$61,401,165	$46,581,567
Affiliated Companies payable	61,694	1,181,015
Deferred revenue	18,491,044	15,447,488
Current portion of secured long-term debt	16,656,227	16,576,195
Current portion of financing obligations	25,438,710	25,267,105
Current portion of lease liabilities	2,843,750	2,843,750
Dividend payable	1,117,125	1,210,991
Total current liabilities	126,009,715	109,108,111

Secured long-term debt, net	104,712,469	112,720,545
Financing Obligations, net	217,110,667	229,529,792
Long-term liabilities - other	9,032,282	10,434,298

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 65,377,137 shares issued and outstanding at June 30, 2025; 64,961,433 shares issued and outstanding at December 31, 2024	6,539	6,498
Additional paid-in capital	259,733,610	258,659,972
Retained earnings	154,612,941	169,155,149
Total Pangaea Logistics Solutions Ltd. equity	414,353,090	427,821,619
Non-controlling interests	44,777,223	46,842,716
Total stockholders' equity	459,130,313	474,664,335
Total liabilities and stockholders' equity	$915,995,446	$936,457,081

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net (loss) income	$(5,098,740)	$16,659,134
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	20,520,975	14,890,148
Amortization of deferred financing costs	610,839	399,259
Amortization of prepaid rent	59,883	60,933
Unrealized (gain) loss on derivative instruments	1,117,392	(4,156,836)
Income from equity method investee	(876,788)	(678,172)
Earnings attributable to non-controlling interest recorded as other long-term liability	—	695,152
Provision for doubtful accounts	1,065,911	837,063
Drydocking costs	(11,945,125)	(3,154,809)
Share-based compensation	2,080,781	1,667,350
Change in operating assets and liabilities:
Accounts receivable	(8,020,737)	5,722,145
Inventories	(5,735,507)	(12,333,624)
Advance hire, prepaid expenses and other current assets	(355,235)	(2,426,074)
Accounts payable, accrued expenses and other current liabilities	13,571,953	5,339,639
Deferred revenue	3,043,556	(5,565,789)
Net cash provided by operating activities	10,039,158	17,955,519

Investing activities
Purchase of vessels and vessel improvements	(222,988)	(498,982)
Advances for vessel purchases	—	(8,500,000)
Purchase of fixed assets and equipment	(1,346,003)	(140,018)
Contributions to non-consolidated subsidiaries and other investments	(842,307)	—
Net cash used in investing activities	(2,411,298)	(9,139,000)

Financing activities
Proceeds from long-term debt	—	17,600,000
Payments of finance leases	(1,421,874)	(3,135,475)
Payments of financing fees and issuance costs	—	(866,801)
Payments of long-term debt	(8,269,173)	(25,573,461)
Payments of financing obligations	(12,601,538)	(4,189,161)
Dividends paid to non-controlling interests	(1,941,667)	(2,333,334)
Cash dividends paid	(9,939,066)	(9,409,198)
Payments to repurchase ordinary shares	(1,007,102)	—
Payments to non-controlling interest	—	(2,000,000)
Net cash used in financing activities	(35,180,420)	(29,907,430)

Net change in cash and cash equivalents	(27,552,560)	(21,090,911)
Cash and cash equivalents at beginning of period	86,805,470	99,037,866
Cash and cash equivalents at end of period	$59,252,910	$77,946,955

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Transportation and Service Revenue
Gross Profit	$10,864,628	$12,671,400	$21,093,045	$31,005,001
Add:
Vessel Depreciation and Amortization	10,558,287	7,426,197	20,454,301	14,835,191
Net transportation and service revenue	$21,422,915	$20,097,597	$41,547,346	$45,840,192

Adjusted EBITDA
Net (loss) income	(2,900,066)	3,993,500	(5,098,740)	16,659,134
Interest expense, net	5,736,608	3,147,421	11,438,174	6,123,067
Income attributable to Non-controlling interest recorded as long-term liability interest expense	—	(119,950)	—	695,152
Depreciation and amortization	10,597,483	7,453,675	20,520,975	14,890,148
EBITDA	13,434,025	14,474,646	26,860,409	38,367,501
Non-GAAP Adjustments:
Share-based compensation	549,181	528,673	2,080,781	1,667,350
Unrealized (loss) gain on derivative instruments, net	1,300,932	927,503	1,117,392	(4,156,836)
Adjusted EBITDA	$15,284,138	$15,930,822	$30,058,582	$35,878,015

(Loss) earnings per common share:
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(2,742,116)	$3,682,775	$(4,722,993)	$15,356,951

Weighted average number of common shares outstanding - basic	64,042,209	45,276,791	63,988,996	45,245,655
Weighted average number of common shares outstanding - diluted	64,042,209	46,028,902	63,988,996	45,922,272

Basic net (loss) income per share	$(0.04)	$0.08	$(0.07)	$0.34
Diluted net (loss) income per share	$(0.04)	$0.08	$(0.07)	$0.33

Adjusted EPS
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(2,742,116)	$3,682,775	$(4,722,993)	$15,356,951
Non-GAAP
Add:
Unrealized loss (gain) on derivative instruments	1,300,932	927,503	1,117,392	(4,156,836)
Non-GAAP adjusted net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(1,441,184)	$4,610,278	$(3,605,601)	$11,200,115

Weighted average number of common shares - basic	64,042,209	45,276,791	63,988,996	45,245,655
Weighted average number of common shares - diluted	64,042,209	46,028,902	63,988,996	45,922,272

Adjusted EPS - basic	$(0.02)	$0.10	$(0.06)	$0.25
Adjusted EPS - diluted	$(0.02)	$0.10	$(0.06)	$0.24

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses and terminal & stevedore expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense and other non-recurring items, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) and its subsidiaries (collectively, “Pangaea” or the “Company”) provides seaborne drybulk logistics and transportation services as well as terminal and stevedoring services. Pangaea utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite and limestone. The Company addresses the logistics needs of its customers by undertaking a comprehensive set of services and activities, including cargo loading, cargo discharge, port and terminal operations, vessel chartering, voyage planning, and vessel technical management. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.